Pricing Supplement No. 1 Dated October 30, 1996
(To Prospectus and Prospectus Supplement
Dated October 24, 1996)                             Rule 424(b)(3)
                                                Registration Statement
                                                     No. 33-64237

                      U.S.$5,000,000,000

                 FORD MOTOR CREDIT COMPANY

            Medium-Term Notes Due from 9 Months
               to 30 Years from Date of Issue

     The Notes offered hereby are Fixed Rate Notes as more fully described in the accompanying Prospectus and Prospectus Supplement.

Issue Date:              November 15, 1996

Stated Maturity:         November 15, 2003

Interest Rate:           6.50% per annum

Agent's Commission:      1.225%

Interest Payment Dates:  Monthly, on the 15th day of each month commencing
                         December 15, 1996 and at Stated Maturity




                       SMITH BARNEY INC.